Exhibit 2.2

CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”) is entered into as of March 31, 2020 (the “Spin-Off Date), by and between Chanticleer Holdings, Inc., a Delaware corporation (“Public Company), and Amergent Hospitality Group, Inc., a Delaware corporation (“Spin-Off Entity). Each of Public Company and Spin-Off Entity are referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Public Company is the sole stockholder of Spin-Off Entity;

WHEREAS, Public Company is engaged in the business of owning, operating and franchising fast casual dining concepts domestically and internationally (collectively, the “Spin- Off Business”) and, in connection therewith, Public Company holds equity in each of the entities listed on Schedule A attached hereto (the “Subsidiaries”), which equity constitutes those portions of the outstanding equity of such entities in the amounts set forth on Schedule A attached hereto;

WHEREAS, Public Company and Spin-Off Entity entered into that certain Disposition Agreement, dated as of March 25, 2020 (the “Disposition Agreement”), pursuant to which Public Company agreed to transfer and contribute to Spin-Off Entity, and Spin-Off Entity agreed to acquire and assume from Public Company, (i) all of Public Company’s right, title and interest in and to all of the assets, properties, claims and rights (in each case, wherever located and whether disclosed or undisclosed, real or personal, tangible or intangible) used in, necessary for or held in connection with the Spin-Off Business (including the equity of the Subsidiaries owned by Public Company as of the time of such contribution) and (ii) all of Public Company’s obligations and liabilities, whether existing prior to, on or after the date of the Disposition Agreement and any liabilities arising from or relating to the Spin-Off Business existing or related to events existing or occurring prior to the date of the Disposition Agreement (collectively, the “Spin-Off Assets and Liabilities”);

WHEREAS, the Parties desire to effectuate such transaction in the form of a capital contribution (without the issuance of additional equity) at the time and on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Contribution. Effective as of 11:59 p.m. EST on the Spin-Off Date, Public Company hereby transfers, contributes, assigns and conveys the Spin-Off Assets and Liabilities to Spin-Off Entity, and Spin-Off Entity hereby accepts the Spin-Off Assets and Liabilities, as a capital contribution (without the issuance of additional equity) by Public Company in respect of its shares of capital stock of Spin-Off Entity, which represent the sole ownership interests of Spin-Off Entity. The Parties intend that the foregoing contribution qualify as a tax-free contribution to capital under Section 351 of the Internal Revenue Code of 1986, as amended.

2. Representations, Warranties and Covenants. The representations and warranties made by the Parties in Section 2 of the Disposition Agreement and the covenants made by the Parties in Section 3 of the Disposition Agreement are hereby incorporated in this Agreement by reference. All such representations, warranties and covenants shall survive the closing of the transactions contemplated hereby for the applicable statute of limitations.

3. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by the laws of the State of Delaware without giving effect to any choice or conflict of law principles of any jurisdiction that would result in the application of the laws of any other jurisdiction.

(b) Entire Agreement; Amendments and Waivers. This Agreement, together with the Disposition Agreement, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by each Party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

(c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

(d) Severability. Any provision of this Agreement that is determined by a court of competent jurisdiction to be invalid or unenforceable will not affect the validity or enforceability of any other provision hereof or the invalid or unenforceable provision in any other situation or in any other jurisdiction. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the Parties have caused this Contribution Agreement to be duly executed as of the Effective Date.

Public Company:

CHANT

By:	/s/ Patrick Harkleroad
Name:	Patrick Harkleroad
Title:	Chief Financial Officer

Spin-Off Entity:

AMERGENT HOSPITALITY GROUP, INC.

By:	/s/ Michael D. Pruitt
Name:	Michael D. Pruitt
Title:	Chief Executive Officer

[Signature Page to Contribution Agreement]

SCHEDULE A

Name	FEIN	Street	City	State	Zip
Amergent Hospitality Group, Inc	84-4842958	7621 Little Ave Ste 414	Charlotte	NC	28226
Spark Team Associates, LLC	37-1930302	7621 Little Ave Ste 414	Charlotte	NC	28226
American Roadside Burgers Smithtown, Inc.	20-5448413	80 East Main St	Smithtown	NY	11787
American Roadside Ally, LLC	45 2446662	440 S Church St	Charlotte	NC	28202
American Roadside Burgers, Inc.	35 2190327	7621 Little Ave Ste 414	Charlotte	NC	28226
American Burger Morehead, LLC	47-1777947	1500C W Morehead St	Charlotte	NC	28208
American Burger Prosperity, LLC	32-0515577	10012 Benfield Road, Suite 306	Charlotte	NC	28269
BT’s Burgerjoint Rivergate, LLC	26-1644112	14130 Rivergate Pkwy	Charlotte	NC	28273
BT’s Burgerjoint Sun Valley, LLC	36-4769661	6455 Old Monroe Trl	Indian Trail	NC	28079
BT Burger Acquisition, LLC	47-3936733	7621 Little Ave Ste 414	Charlotte	NC	28226
LBB 1 Primero LLC	80-0642522	122 NW 10th	Portland	OR	97208
LBB 2 Segundo LLC	27-4431942	3747 N Mississippi	Portland	OR	97227
LBB 4 Cuarto LLC	45-2474420	1404 Orchard St Suite B	Eugene	OR	97403
LBB 5 Quinto LLC	45-2831112	3810 SE Division St	Portland	OR	97202
LBB 6 Sexto LLC	45-4154475	3704 SW Bond Ave	Portland	OR	97239
LBB 7 Septimo LLC	45-5146614	930 NW 23rd Ave #104	Portland	OR	97210
LBB 8 Octavo LLC	46-4080783	2028 SE Hawthorne	Portland	OR	97214
LBB 9 Noveno LLC	46-5235313	2038 NE Alberta St	Portland	OR	97211
LBB Hassalo LLC	32-0497857	787 NE Holladay St	Portland	OR	97232
LBB Magnolia Plaza LLC	82-5071815	8301 Magnolia Estates Drive	Cornelius	NC	28031
LBB Platform LLC	32-0497827	940 NE Orenco Station Loop	Hillsboro	OR	97124
LBB Progress Ridge LLC	61-1795014	12345 SW Horizon Blvd., Ste 41	Beaverton	OR	97007
LBB Green Lake LLC	35-2569663	7130 Woodlawn Ave. NE	Seattle	WA	98115
LBB Rea Farms, LLC	82-2845858	9904 Sandy Rock Place, Unit F	Charlotte	NC	28277
LBB Lake Oswego, LLC	35-2612075	3 Monroe Parkway, Suite 300T	Lake Oswego	OR	97035
LBB Capitol Hill LLC	35-2584337	1200 E Pike St	Seattle	WA	98122
LBB Wallingford LLC	38-4028170	1329 N 45th St, Ste 109	Seattle	WA	98103
LBB Multnomah Village LLC	32-0535671	7707 SW Capitol Hwy	Portland	OR	97219
LBB Acquisition, LLC	47-5247886	7621 Little Ave Ste 414	Charlotte	NC	28226
LBB Acquisition 1, LLC (EB5)	81-2559880	7621 Little Ave Ste 414	Charlotte	NC	28226
BGR Annapolis LLC	82-4594528	2101 Somerville Road	Annapolis	MD	21401
BGR Arlington, LLC	27-1929608	3129 Lee Hwy	Arlington	VA	22201
BGR Columbia LLC		6250 Columbia Crossing, Suite D	Columbia	MD	21045
BGR Old Keene Mill, LLC	27-3831509	8420 Old Keene Mill Rd	Springfield	VA	22152-2302
BGR Washingtonian, LLC	90-0794128	229 Boardwalk Pl	Gaithersburg	MD	20878
Capitol Burger, LLC	26-0619156	4827 Fairmont Ave	Bethesda	MD	20814
BGR Mosaic, LLC	32-0491101	2985 District Ave	Fairfax	VA	22031
BGR Michigan Ave LLC	32-0507686	655 Michigan Ave NE	Washington	DC	20064
BGR Operations, LLC	27-0982078	7621 Little Ave Ste 414	Charlotte	NC	28226
BGR Franchising, LLC	27-0981957	7621 Little Ave Ste 414	Charlotte	NC	28226
BGR Acquisition, LLC	81-4057012	7621 Little Ave Ste 414	Charlotte	NC	28226
BGR Acquisition 1, LLC	35-2574024	7621 Little Ave Ste 414	Charlotte	NC	28226
Jantzen Beach Wings, LLC	20-3572167	11875 N Jantzen Dr	Portland	OR	97217
Oregon Owl’s Nest, LLC	20-3573250	11875 N Jantzen Dr	Portland	OR	97217
West End Wings LTD		1 London Rd	Nottingham	UK	NG2 3AS